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                                                                    EXHIBIT 99.3

                 [LETTERHEAD OF WASHINGTON GROUP INTERNATIONAL]

                                  MAY 17, 2001

          WASHINGTON GROUP INTERNATIONAL, INC. RECEIVES COURT APPROVAL
                            FOR ALL FIRST DAY MOTIONS

                   EMPLOYEE AND VENDOR OBLIGATIONS WILL BE MET

                 INTERIM DEBTOR-IN-POSSESSION FINANCING APPROVED

               CONFIRMATION HEARING DATE SET FOR SEPTEMBER 6, 2001

     Boise, Idaho -- Washington Group International, Inc. today announced that it has received approval from the U.S. Bankruptcy Court for the District of Nevada in Reno of its first-day motions requesting among other things, authorization to pay pre-petition and post-petition employee wages, salaries, employee benefits and other employee obligations. The Court also approved Washington Group's request to pay outstanding pre-petition critical vendor claims in accordance with their normal terms during the pendency of its Chapter 11 case.

     Additionally, the Company announced that the Court has approved $150 million of the approximately $200 million in debtor-in-possession (DIP) financing intended to support the Company's operations. The Court has scheduled a hearing for final approval of the DIP facility for June 13, 2001. Credit Suisse First Boston is the agent for the DIP financing facility. This facility may be increased to $350 million under certain terms, conditions and lender commitments.

     "The decisive actions by the Court on Monday, together with the substantial financing facility that has been arranged, have moved Washington Group further down the path towards a successful reorganization," said Stephen G. Hanks, Washington Group President. "Our clients have indicated they intend to remain with us - and we intend to reward that loyalty with a determined commitment to provide the best engineering, construction and program management service in the world, bar none."

     The Court also established September 6, 2001, as the confirmation date for the Company's Plan of Reorganization. It is anticipated that Washington Group will emerge from Chapter 11 protection shortly thereafter. The hearing of the Company's Disclosure Statement is set for July 24, 2001. The Company's Disclosure Statement will describe the business plan and financial terms of the Company's Plan of Reorganization, and include a pro forma balance sheet of the reorganized company.

     Washington Group announced on May 14, 2001 that it had reached an agreement in principle with its bank group steering committee on a Plan of Reorganization for the Company. In order to facilitate the reorganization the Company, and certain of its subsidiaries, filed voluntary petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code together with a Plan of Reorganization, that describes the terms of the restructuring.

     Washington Group International, Inc. is a leading international engineering and construction firm with more than 35,000 employees at work in 43 states and more than 35 countries. The Company offers a full life-cycle of services as a preferred provider of premier science, engineering, construction, program management, and development in 14 major markets.

                                 MARKETS SERVED

Energy, environmental, government, heavy-civil, infrastructure and mining, nuclear-services, operations and maintenance, petroleum and chemicals, industrial process, pulp and paper, telecommunications, transportation, and water-resources.

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This news release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as MAY, WILL, COULD, SHOULD, EXPECT, ANTICIPATE, INTEND, PLAN, ESTIMATE, or CONTINUE or the negative thereof or other variations thereof. These include, among others, statements with respect to the date on which Washington Group will emerge from Chapter 11 protection, Washington Group's ability to increase the amount available under its debtor-in-possession financing facility to $350 million, whether the debtor-in-possession financing facility will be converted to an exit facility, whether Washington Group will emerge from Chapter 11 protection with significantly reduced debt, Washington Group's ability to meet post-petition commitments, the terms of the plan of reorganization and the structure of the reorganized company. Forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates, the involvement of Washington Group's creditors and equity holders in the Chapter 11 proceeding, bankruptcy court approvals incident to Washington Group's operations in Chapter 11 and the ultimate reorganization of Washington Group, and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and other actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.



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